EXHIBIT 32

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Ascent Media Corporation, a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Quarterly Report on Form 10-Q for the period ended June 30, 2009 (the “Form 10-Q”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company as of June 30, 2009 and December 31, 2008 and for the three and six months ended June 30, 2009 and 2008.

/s/ William R. Fitzgerald
William R. Fitzgerald
Chairman and Chief Executive Officer

Dated: August 13, 2009

/s/ Jose A. Royo
Jose A. Royo
President and Chief Operating Officer

Dated: August 13, 2009

/s/ George C. Platisa
George C. Platisa
Executive Vice President and
Chief Financial Officer
(Principal Accounting Officer)

Dated: August 13, 2009

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.